Exhibit 4.15

FIRST AMENDMENT TO TRUST INDENTURE AND MORTGAGE
([Reg. No.])

Dated as of December 30, 2024 between
SUN COUNTRY, INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

not in its individual capacity, except as expressly stated herein,

but solely as Mortgagee

#4899-3486-5671
First Amendment to Trust Indenture And Mortgage
(Sun Country 2019-1 Aircraft EETC)
[Reg. No.]

FIRST AMENDMENT TO
TRUST INDENTURE AND MORTGAGE
([Reg. No.])
This FIRST AMENDMENT TO TRUST INDENTURE AND MORTGAGE
([Reg. No.]) (this “First Indenture Amendment”), dated as of December 30, 2024, is made by and between SUN COUNTRY, INC., a Minnesota corporation (together with its successors and permitted assigns, the “Owner”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (together with its successors hereunder, the “Mortgagee”).
W I T N E S S E T H:
WHEREAS, on the Closing Date, which occurred on [_]1, the Owner and the Mortgagee entered into that certain Trust Indenture and Mortgage ([Reg. No.]), dated as of [_]2, as supplemented by Indenture Supplement ([Reg. No.]) No. 1 thereto, dated [_]3, which was recorded by the FAA on [     ], and assigned Conveyance No. [     ] (the “Existing Indenture”), pursuant to which, among other things, the Owner issued to the Subordination Agent the Series A Equipment Notes, Series B Equipment Notes and the Series C Equipment Notes (as defined in the Existing Indenture);
WHEREAS, in connection with the Existing Indenture, the Owner, the Class A Trustee, the Class B Trustee, the Class C Trustee (as defined in the Existing Indenture), the Subordination Agent, and the Mortgagee entered into that certain Participation Agreement ([Reg. No.]), dated as of [_]4 (the “Existing Participation Agreement”), providing for the issuance by the Owner of the Series A Equipment Notes, Series B Equipment Notes and the Original Series C Equipment Notes (as defined below) secured by a security interest in the Owner’s right, title and interest in and to the Aircraft and certain other property described in the Existing Indenture (as further described in the Trust Indenture, the “Collateral”);
WHEREAS, the Original Series C Equipment Notes were redeemed and paid in full on December 15, 2023;
WHEREAS, Section 2.02 of the Existing Indenture provides that, subject to compliance with the conditions set forth in Section 4(a)(vi) of the Note Purchase Agreement, Section 2.02 of the Existing Participation Agreement and Section 9.1(c) or

1 To insert the relevant Closing Date.
2 To insert the relevant Closing Date.
3 To insert the relevant Closing Date.
4 To insert the relevant Closing Date.

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(d) of the Intercreditor Agreement (as in effect immediately prior to the Series C(R) Closing), the Owner shall have the option to issue new Series C Equipment bearing a designation distinct from the Original Series C Equipment Notes including as Additional Series Equipment Notes;
WHEREAS, the Owner now desires to re-issue such Equipment Notes to be designated as “Series C(R)” by bearing on its face the designation “Series 2019-1C(R)” (such Equipment Notes, the “Series C Equipment Notes”), which Series C Equipment Notes are to be secured by a security interest in all right, title and interest of the Owner in and to the Aircraft and the other Collateral, and shall be deemed to be “Series C
Equipment Notes” for all purposes under the Existing Indenture as amended hereby;
WHEREAS, concurrently with the execution and delivery of this First Indenture Amendment, the Owner, WTNA, as Class A Trustee, Class B Trustee and Class C Trustee (as defined below), the Subordination Agent and the Mortgagee, entered into that certain First Amendment to Participation Agreement ([Reg. No.]), dated as of the date hereof (the “First PA Amendment”), pursuant to which, among other things, Series C Equipment Notes will be issued to the Subordination Agent;
WHEREAS, in connection with such issuance of the Series C Equipment Notes and other transactions contemplated by the First PA Amendment, the Owner and the Mortgagee desire to amend the Existing Indenture to provide for the Owner’s issuance of Series C Equipment Notes on the terms provided herein and therein;
WHEREAS, all things have been done to make the Series C Equipment Notes, when executed by the Owner and authenticated and delivered by the Mortgagee, the valid, binding and enforceable obligations of the Owner; and
WHEREAS, all things necessary to make this First Indenture Amendment a legal, valid and binding obligation of the Owner have been done and performed and have occurred;
NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE I
Section 1.01    Issuance of Series C Equipment Notes. The Series C Equipment Notes being issued pursuant to the Existing Indenture, as amended by this First Indenture Amendment, shall be dated the date of issuance thereof, and shall be issued with the maturity date and in the original principal amount, and shall bear interest at the applicable Debt Rate, in each case as specified in Schedule I to the Existing Indenture, as such Schedule I is amended by this First Indenture Amendment. On the date hereof, each

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Series C Equipment Note shall be issued to the Subordination Agent on behalf of the Class C Pass Through Trust.
Section 1.02    Series C Equipment Notes Related Provisions. For the avoidance of doubt, the parties hereto agree that, from and after the date hereof, the Series C
Equipment Notes being issued as provided herein shall constitute “Series C Equipment Notes” and be included in “Equipment Notes” for all purposes of the Trust Indenture and the other Operative Agreements.
Section 1.03    Definitions.
(a)Except as otherwise defined herein, capitalized terms in this First Indenture Amendment have the meanings assigned to them in the Existing Indenture. For the purposes of this First Indenture Amendment, the following capitalized terms shall have the following meanings:
“Class C Pass Through Trust” means the Sun Country Pass Through Trust 2019- 1C(R) created pursuant to the Basic Pass Through Trust Agreement, as supplemented by the Class C Trust Supplement.
“Class C Trust Supplement” means the Trust Supplement No. 2019-1C(R), dated as of December 30, 2024, between the Owner and WTNA, as Class C Trustee.
“Class C Trustee” means the trustee for the Class C Pass Through Trust. “Original Series C Equipment Notes” means the Equipment Notes designated as
“Series C” by bearing on its face the designation “Series 2019-1C” that were issued pursuant to the Existing Indenture.
(b)For purposes of this First Indenture Amendment, (i) the term “Trust Indenture” means the Existing Indenture as amended by this First Indenture Amendment and (ii) the term “Participation Agreement” means the Existing Participation Agreement as amended by the First PA Amendment.
(c)All references in this First Indenture Amendment to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this First Indenture Amendment, unless otherwise specifically stated.
(d)The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Indenture Amendment as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

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(e)Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.
(f)All references in this First Indenture Amendment to a Person shall include successors and permitted assigns of such Person.

ARTICLE II
Section 2.01    Amendment to Section 5.02. Section 5.02(a) of the Existing Indenture is hereby amended by adding the following sentence at the end of such section:
“In addition, for the avoidance of doubt, the parties agree that it would not be commercially reasonable under the NY UCC, the Bankruptcy Code or any other applicable law for any agreement for the sale of Collateral to any buyer to be subject to any break-up fees or similar commercial arrangement (excluding third-party brokers fees) payable from the proceeds of the Collateral that could reasonably be expected to have a material adverse effect on the ability to enter into agreements for the sale of Collateral with any other buyer.”
provided that the amendment set forth in this Section 2.01 shall not be effective to the extent that it shall (or be deemed to) adversely affect the interests of any Note Holder, any Indenture Indemnitee or any Related Indenture Indemnitee in its capacity, solely as Note Holder, Indenture Indemnitee or Related Indenture Indemnitee, as the case may be.

ARTICLE III
Section 3.01    Amendment to Schedule I. Schedule I to the Existing Indenture is hereby amended by deleting the information with respect to the Original Series C Equipment Notes and replacing such information with Schedule I to this First Indenture Amendment (it being agreed and understood that no amendments are being made to the maturity date, original principal amount, Debt Rate, Make-Whole Spread or amortization schedule of the Series A Equipment Notes or Series B Equipment Notes).

ARTICLE IV
Section 4.01    Amendment to Annex A. Annex A to the Existing Indenture is amended as follows:

(a)The definition of “Class C Pass Through Trust” is deleted in its entirety and replaced with the following:

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“Class C Pass Through Trust” means the Sun Country Pass Through Trust 2019-1C(R) created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2019-1C(R), dated as of December 30, 2024, between the Owner and WTNA, as Class C Trustee.
(b)The definition of “Debt Rate” is deleted in its entirety and replaced with the following:
“Debt Rate” means, with respect to (i) any Series of Equipment Notes, the rate per annum specified for such Series under the heading “Interest Rate” in Schedule I to the Trust Indenture (as amended, in the case of new Series C Equipment Notes issued pursuant to Section 2.02 of the Trust Indenture, at the time of issuance of such new Series C Equipment Notes and as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series), and (ii) any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.
(c)The definition of “Intercreditor Agreement” is deleted in its entirety and replaced with the following:
“Intercreditor Agreement” means that certain Intercreditor Agreement among the Pass Through Trustees and the Subordination Agent, dated as of the Initial Closing Date, as amended by that certain Amendment to Intercreditor Agreement (2019-1C(R)) among the Pass Through Trustees, the Subordination Agent and the Owner, , as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, provided that for purposes of any obligation of Owner, no further amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Owner.
(d)The definition of “Pass-Through Trust Agreement” is deleted in its entirety and replaced with the following:
“Pass Through Trust Agreement” means each of the separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, dated as of the Initial Closing Date in the case of the Trust Supplements related to the Series A Equipment Notes and Series B Equipment Notes and dated as of the Class C Issuance Date in the case of the Trust Supplement related to the Series C Equipment Notes, in each case by and between the Owner and a Pass Through Trustee, provided, that, for purposes of any obligation of Owner, no amendment, modification or
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supplement to, or substitution or replacement of, any such Agreement shall be effective unless consented to by Owner.
(e)The definition of “Payment Date” is deleted in its entirety and replaced with the following:
“Payment Date” means each December 15 and June 15, commencing with June 15, 2020 in the case of the Series A Equipment Notes, June 15, 2020 in the case of the Series B Equipment Notes, and June 15, 2025, in the case of the Series C Equipment Notes.
(f)The definition of “Series C” or “Series C Equipment Notes” is deleted in its entirety and replaced with the following:
“Series C” or “Series C Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series C(R)” thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series C(R)”.
(g)The following definitions shall be added to Annex A to the Existing Indenture in alphabetical order:
“Amendment to Intercreditor Agreement” means that certain amendment to Intercreditor Agreement (2019-1C(R)), dated as of the Class C Issuance Date, among the Pass Through Trustee, the Subordination Agent and the Owner.
“Class C Issuance Date” means December 30, 2024.

ARTICLE V
Section 5.01    Effective Time of Amendments. The amendments to the Existing Indenture contemplated hereby and the agreements set forth herein shall be effective as of the time of the Series C Closing (as defined in the First PA Amendment).
Section 5.02    Ratification. Except as expressly amended hereby, the Existing Indenture shall remain in full force and effect in all respects, and this First Indenture Amendment shall be construed as supplemental to the Trust Indenture and shall form a part thereof.
Section 5.03    Severability. To the extent permitted by applicable law, any provision of this First Indenture Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such

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prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 5.04    No Oral Modification or Continuing Waivers. No terms or provisions of this First Indenture Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee in compliance with Article X of the Trust Indenture.
Section 5.05    Successors and Assigns. The terms and provisions contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as provided herein and in the Trust Indenture.
Section 5.06    Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
Section 5.07    Counterparts. This First Indenture Amendment may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this First Indenture Amendment including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this First Indenture Amendment, but all of such counterparts together shall constitute one instrument.
Section 5.08    Governing Law. THIS FIRST INDENTURE AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
Section 5.09    Submission to Jurisdiction. Each of the parties hereto, and by acceptance of the Equipment Notes, each Note Holder, to the extent it may do so under applicable law, for purposes hereof (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this First Indenture Amendment, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this First Indenture Amendment or the Equipment Notes or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.
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[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Indenture Amendment to be duly executed by their respective officers thereof duly authorized, as of the date first above written.

SUN COUNTRY, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee

By:
Name:
Title:

Signature Page
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SCHEDULE I
to Second Indenture Amendment

Schedule I to Trust Indenture And Mortgage

	Original Amount	Interest Rate
Series C:	$[____________]	[ ]%

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SCHEDULE I
to Second Indenture Amendment

Trust Indenture and Mortgage Equipment Note Amortization

Series C Equipment Note Amortization

Payment Date	Percentage of Original Principal Amount to be Paid

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